EXHIBIT 10.27.11
EIGHTH AMENDMENT
TO
LOAN AGREEMENT
     This Eighth Amendment To Loan Agreement is entered into as of February 28, 2007 (the “Amendment”), by and among Comerica Bank (“Bank”), Safeguard Delaware, inc (“Safeguard Delaware”) and Safeguard Scientifics (Delaware), Inc (“Safeguard Scientifics”; Safeguard Scientifics and Safeguard Delaware are sometimes referred to, individually, as a “Borrower” and collectively, as the “Borrowers”).
Recitals
     A. Borrowers and Bank are parties to that certain Loan Agreement dated as of May 10, 2002, as amended from time to time, including without limitation by a First Amendment to Loan Agreement dated as of May 5, 2003, a Second Amendment to Loan Agreement dated as of February 12, 2004, a Third Amendment to Loan Agreement dated as of May 8, 2004, a Fourth Amendment to Loan Agreement dated as of September 30, 2004, a Fifth Amendment to Loan Agreement dated as of May 2, 2005, a Sixth Amendment to Loan Agreement dated as of August 1, 2005, and a Seventh Amendment to Loan Agreement dated as of May 4, 2006 (as so amended, the “Agreement”).
     B At the request of Borrowers, Bank proposes to make available to Laureate Pharma, Inc. (“Laureate”) a Credit Extension of up to $6,000,000 (the “Equipment Line”) pursuant to the Loan and Security Agreement between Bank and Laureate dated as of December 1, 2004, as amended (the “Laureate Loan Agreement”), including as amended by the Sixth Amendment to Loan and Security Agreement of even date. The Equipment Line is to be supported by a Deficiency Guaranty by Borrowers of even date (the “Deficiency Guaranty”).
     C. The parties desire to further amend the Agreement in accordance with the terms of this Amendment,
     Now, Therefore, the parties agree as follows:
     1. The Deficiency Guaranty shall be a Private Partner Guaranty under the Agreement. Notwithstanding the other provisions of the Agreement, the Required Cash Balance in respect of the Deficiency Guaranty shall be Zero Dollars ($0), provided that within 90 days after Bank notifies Borrowers that an Event of Default has occurred under the Laureate Loan Agreement, the Required Cash Balance shall be equal to the principal amount outstanding in respect of the Equipment Line, together with all accrued interest and fees.
     2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.
     3. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
          (a) this Amendment, duly executed by Borrowers;
          (b) corporate resolutions to borrow, duly executed by each Borrower;
          (c) an amount equal to all Bank Expenses incurred through the date of this Amendment; and
          (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SAFEGUARD DELAWARE, INC.
By:	/s/ Steven J. Feder
Title: Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.
By:	/s/ Steven J. Feder
Title: Vice President

COMERICA BANK
By:	/s/ Beth Kinsey
Title: Senior Vice President